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               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.  20549

                            FORM 8-K

                         CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 27, 1997



                         PETsMART, INC.
     (Exact name of registrant as specified in its charter)


                            DELAWARE
         (State or other jurisdiction of incorporation)



      0-21888                                   94-3024325
(Commission File No.)               (IRS Employer Identification No.)



                    19601 NORTH 27TH AVENUE
                       PHOENIX, AZ  85027
     (Address of principal executive offices and zip code)



Registrant's telephone number, including area code: (602) 580-6100


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ITEM 5.  OTHER EVENTS

On October 27, 1997, PETsMART, Inc. (the "Company") announced that it intended, subject to market and other conditions, to raise $175,000,000 through a private placement of convertible subordinated notes to qualified institutional investors. On November 7, 1997, the Company announced that it had completed such offering. See the Company's press releases, attached hereto as Exhibit 99.1 and Exhibit 99.2, and further discussion under Item 9 below.

ITEM 7.  EXHIBITS.

         Exhibit 99.1 Press Release, dated October 17, 1997, entitled "PETsMART, Inc. Announces Proposed Private Placement of Convertible Subordinated Notes."

         Exhibit 99.2 Press Release, dated November 7, 1997, entitled "PETsMART, Inc. Announces Completion of Private Placement of Convertible Subordinated Notes."

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

On November 4, 1997, the Company sold $175,000,000 aggregate principal amount of 6 3/4% Convertible Subordinated Notes due 2004 (the "Notes"), of which $750,000 aggregate principal amount (the "Regulation S Notes") were sold in reliance upon Regulation S under the Securities Act of 1933, as amended (the "Act"). The Notes were sold initially to Donaldson, Lufkin & Jenrette Securities Corporation and NationsBanc Montgomery Securities, Inc. (the "Initial Purchasers"). The Initial Purchasers received a discount of 3.0% of the principal amount of Regulation S Notes purchased, or $22,500. Net proceeds to the Company for the Regulation S Notes, before deducting offering expenses, were $727,500.

The offering of the Regulation S Notes was made in reliance on Regulation S promulgated under the Act, based on the fact that the Company is a reporting issuer pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the offer and sale of the Regulation S Notes was made in offshore transactions to non-U.S. persons (as defined in Regulation S), and no direct selling efforts with respect to the Regulation S Notes were made in the United States by the Company, a distributor, any of their respective affiliates, or any person acting on behalf of the foregoing.

The initial conversion price of $8.75 per share (equivalent to a conversion rate of approximately 114.2857 shares per $1,000 principal amount of Notes), is subject to adjustment in certain events, including: (i) the issuance of Common Stock as a dividend or distribution on the Common Stock; (ii) the subdivision, combination or reclassification of the outstanding Common Stock;
(iii) the issuance to all holders of Common Stock of rights or warrants to purchase Common Stock at a price per share less than the current market price per share (determined as set forth in the Indenture dated as of November 7, 1997 between the Company and Norwest Bank of Minnesota, N.A., as Trustee (the "Indenture"); (iv) the distribution of shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other assets (excluding dividends payable exclusively in cash) to all holders of Common Stock; (v) the issuance of Common Stock for a price per share less than the current market price per share (determined as set forth in the Indenture) on the date the Company fixes the offering price of such additional shares (other than issuances of Common Stock under certain employee benefit plans of the Company and certain other issuances described in the Indenture and other than issuances of shares in connection with any acquisition by the Company with an aggregate purchase price of $15 million or less); (vi) the distribution, by dividend or otherwise, of cash (excluding any cash portion of a distribution resulting in an adjustment pursuant to clause (iv) above) to all holders of Common Stock in an aggregate amount that, combined together with (A)


                                     1.
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all other distributions of cash that did not trigger a conversion price adjustment to all holders of Common Stock within the 12 months preceding the date fixed for determining the shareholders entitled to such distribution plus (B) any cash and the fair market value of consideration that did not trigger a conversion price adjustment payable in respect of any tender offer by the Company or any of its subsidiaries for Common Stock (as described in clause (vii) below) consummated within the 12 months preceding the date fixed for determining the shareholders entitled to such distribution, exceeds 15% of the product of the current market price per share (determined as set forth in the Indenture) on the date fixed for the determination of shareholders entitled to receive such distribution multiplied by the number of shares of Common Stock outstanding on such date; and (vii) the completion of a tender offer made by the Company or any of its subsidiaries for Common Stock involving an aggregate consideration that, together with (A) any cash and the fair market value of any consideration that did not trigger a conversion price adjustment paid or payable in respect of any previous tender offer by the Company or any of its subsidiaries for Common Stock consummated within the 12 months preceding the consummation of such tender offer plus (B) the aggregate amount of any distribution of cash that did not trigger a conversion price adjustment (as described in clause (vi) above) to all holders of Common Stock within the 12 months preceding the consummation of such tender offer, exceeds 15% of the current market price per share (determined as set forth in the Indenture) immediately prior to the expiration of such offer times the number of shares of Common Stock outstanding at the expiration of such offer. In the event of a distribution to all or substantially all holders of Common Stock of rights to subscribe for additional shares of the Company's capital stock (other than those referred to in clause (iii) above), the Company may, instead of making an adjustment in the conversion price, make proper provisions so that each holder of a Note who converts such Notes after the record date for such distribution and prior to the expiration or redemption of such rights shall be entitled to receive upon such conversion, in addition to shares of Common Stock, an appropriate number of such rights. No adjustment of the conversion price will be made until cumulative adjustments amount to one percent or more of the conversion price as last adjusted.

     The Company, from time to time and to the extent permitted by law, may reduce the conversion price by any amount for any period of at least 20 business days, in which case the Company shall give at least 15 days notice of such reduction, if the Board of Directors of the Company has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. The Company may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for United States federal income tax purposes.

     In case of any consolidation or merger of the Company with or into any other corporation, or in the case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation, involving in either case a reclassification, conversion, exchange or cancellation of shares of Common Stock, or any sale or transfer of all or substantially all of the assets of the Company, the Holder of each Note shall, after such consolidation, merger, sale or transfer, have the right to convert such Note into the


                                     2.
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kind and amount of securities or other property, which may include cash, which such Holder would have been entitled to receive upon such consolidation, merger, sale or transfer if such Holder had held the Common Stock issuable upon conversion of such Note immediately prior to the effective date of such consolidation, merger, sale or transfer.


                                     3.
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                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       PETSMART, INC.


Dated:  November 12, 1997              By: /s/ C. DONALD DORSEY
                                          -----------------------------------
                                               C. Donald Dorsey
                                               Executive Vice President


                                     4.
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                             INDEX TO EXHIBITS



Exhibit 99.1 Press Release, dated October 17, 1997, entitled "PETsMART, Inc. Announces Proposed Private Placement of Convertible Subordinated Notes."

Exhibit 99.2 Press Release, dated November 7, 1997, entitled "PETsMART, Inc. Announces Completion of Private Placement of Convertible Subordinated Notes."